[LOGO] SECURITY BENEFIT SM        SECUREDESIGNS (R) VARIABLE ANNUITY APPLICATION

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ISSUED BY SECURITY BENEFIT LIFE INSURANCE COMPANY. QUESTIONS? CALL OUR NATIONAL SERVICE CENTER AT 1-800-888-2461.

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INSTRUCTIONS
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Complete the entire form to establish a new SecureDesigns (R) Variable Annuity Contract. Please type or print.

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1. CHOOSE TYPE OF ANNUITY CONTRACT
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Please select the annuity type:  [ ] Non-Qualified  [ ] 403(b) TSA  [ ] Roth 403(b) TSA  [ ] Traditional IRA  [ ] Roth IRA

Initial Contribution $ __________________________

FOR IRAS ONLY: Current Year $ ___________________ Prior Year $ ___________________ Rollover $ ___________________

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2. PROVIDE ANNUITANT INFORMATION
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Name of Annuitant_________________________________________________________________________________________________________
                 First                         MI                               Last

Mailing Address __________________________________________________________________________________________________________
                Street Address                                 City                    State                 ZIP Code

Residential Address ______________________________________________________________________________________________________
(if different from mailing address)     Street Address         City                    State                 ZIP Code

Social Security Number/Tax I.D. Number ___________________________________   Date of Birth _______________________________
                                                                                                    (mm/dd/yyyy)

Daytime Phone Number ________________________________________  Home Phone Number _________________________________________

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3. PROVIDE CONTRACTOWNER INFORMATION
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[ ] Same as Annuitant

Name of Contractowner ____________________________________________________________________________________________________
                      First                    MI                               Last

Mailing Address __________________________________________________________________________________________________________
                Street Address                                 City                    State                 ZIP Code

Residential Address ______________________________________________________________________________________________________
(if different from mailing address)     Street Address         City                    State                 ZIP Code

Social Security Number/Tax I.D. Number ___________________________________   Date of Birth _______________________________
                                                                                                    (mm/dd/yyyy)

Daytime Phone Number ________________________________________  Home Phone Number _________________________________________

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4. PROVIDE JOINT OWNER INFORMATION
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Name of Joint Owner ______________________________________________________________________________________________________
                    First                      MI                               Last

Mailing Address __________________________________________________________________________________________________________
                Street Address                                 City                    State                 ZIP Code

Residential Address ______________________________________________________________________________________________________
(if different from mailing address)     Street Address         City                    State                 ZIP Code

Social Security Number/Tax I.D. Number ___________________________________   Date of Birth _______________________________
                                                                                                     (mm/dd/yyyy)

Daytime Phone Number ________________________________________  Home Phone Number _________________________________________

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5. PROVIDE PRIMARY AND CONTINGENT BENEFICIARY(IES)
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For additional Primary Beneficiaries, please attach a separate list to the end of this application.

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          PRIMARY BENEFICIARY NAME             DOB (MM/DD/YYYY)        RELATIONSHIP TO OWNER            % OF BENEFIT
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1.
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2.
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3.
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4.
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For additional Contingent Beneficiaries, please attach a separate list to the end of this application.

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        CONTINGENT BENEFICIARY NAME            DOB (MM/DD/YYYY)        RELATIONSHIP TO OWNER            % OF BENEFIT
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1.
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2.
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6. PROVIDE REPLACEMENT INFORMATION
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Do you currently have any existing annuity or insurance policies? [ ] Yes [ ] No

Does this proposed contract replace or change any existing annuity or insurance policy? [ ] Yes [ ] No

If Yes, please list the company and policy number.

Company Name ______________________________________________ Policy Number ________________________________________________

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7. CHOOSE OPTIONAL RIDERS
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Please select only one Rider from each category.

Please do not exceed the maximum Rider cost for your contract.

INCOME RIDERS:

    [ ] Guaranteed Minimum Income Benefit 1

        [ ] 3%  [ ] 5%

    [ ] Dollar for Dollar Living Benefit 2

DEATH BENEFIT RIDERS PAYABLE UPON DEATH:

    [ ] Combination Annual Stepped Up and Guaranteed Growth at 5% Death
        Benefit 1

    [ ] Combination Enhanced and Annual Stepped Up Death Benefit

    [ ] Combination Enhanced and Guaranteed Growth at 5% Death Benefit 1

    [ ] Combination Enhanced, Annual Stepped Up and Guaranteed Growth at 5%
        Death Benefit 1

    [ ] Dollar for Dollar Combination Benefit 2

    [ ] Annual Stepped Up Death Benefit

    [ ] Guaranteed Growth Death Benefit 1

        [ ] 3%  [ ] 5%  [ ] 6%  [ ] 7%

    [ ] Enhanced Death Benefit

CREDIT ENHANCEMENT RIDERS:

        [ ] 3%  [ ] 4%  [ ] 5%

SURRENDER CHARGE RIDERS:

    [ ] Nursing Home, Terminal Illness, Disability 3

    [ ] 0-year Alternate Withdrawal Charge Rider

    [ ] 4-year Alternate Withdrawal Charge Rider

TOTAL PROTECTION RIDER:

    [ ] 5% Total Protection

GUARANTEED WITHDRAWAL BENEFITS RIDERS:

    [ ] Annual Withdrawal Benefit 5%; Benefit Amount 130%

    [ ] Annual Withdrawal Benefit 6%; Benefit Amount 110%

    [ ] Annual Withdrawal Benefit 7%; Benefit Amount 100%

1 Under these riders, the maximum annual effective interest rate used in computing benefits is 4% for Contract Value allocated to the Money Market Subaccounts and the Fixed Account even if you select a rider that calculates benefits based upon a rate of 5%, 6% or 7%. If you expect to invest significantly in those Accounts, you may want to select a rate of 4% or less. Otherwise, you may pay for a higher rate without realizing the benefit.

2 Under these riders, the maximum interest rate used in computing benefits is 3% for Contract Value allocated to the Low Duration Subaccounts (as defined in the rider) and the Fixed Account although these riders otherwise calculate benefits based upon an annual effective interest rate of 6%.

3 This rider may be selected in addition to one other rider in this category.

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8. INDICATE INVESTMENT DIRECTIONS
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Please indicate your investment preferences below. Please use whole percentages totaling 100%

____ % AIM V.I. Basic Value                 ____ % PIMCO VIT Low Duration        ____ % SBL Large Cap Value

____ % AIM V.I. Global Health Care          ____ % PIMCO VIT Real Return         ____ % SBL Main Street Growth & Income

____ % AIM V.I. International Growth        ____ % Rydex VT Sector Rotation      ____ % SBL Managed Asset Allocation

____ % AIM V.I. Mid Cap Core Equity         ____ % SBL Alpha Opportunity         ____ % SBL Mid Cap Growth

____ % AIM V.I. Real Estate                 ____ % SBL Diversified Income        ____ % SBL Mid Cap Value

____ % American Century VP Ultra            ____ % SBL Enhanced Index            ____ % SBL Money Market

____ % American Century VP Value            ____ % SBL Equity                    ____ % SBL Select 25

____ % Dreyfus IP Technology Growth         ____ % SBL Equity Income             ____ % SBL Small Cap Growth

____ % Dreyfus VIF International Value      ____ % SBL Global                    ____ % SBL Small Cap Value

____ % Oppenheimer Main Street              ____ % SBL High Yield                ____ % SBL Social Awareness
       Small Cap Fund/VA
                                            ____ % SBL Large Cap Growth          ____ % Fixed Account
____ % PIMCO VIT All Asset
                                                                                 MUST TOTAL 100%

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9. SALARY INFORMATION
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PLEASE COMPLETE THIS SECTION ONLY IF YOU ARE CONTRIBUTING THROUGH SALARY REDUCTION AND/OR DEDUCTION.

Contribution Amount (select all that apply):

    [ ] Pre-tax Qualified Contribution of $ _______________ per year or _______% per pay period.

    [ ] After-tax Roth Contribution of $ _______________ per year or _______% per pay period.

Beginning: ________________________________________ Please skip the following month(s): __________________________________
           Date (mm/dd/yyyy)

Will your employer match contributions? [ ] Yes [ ] No

Employer Name ____________________________________________________________________________________________________________

Mailing Address __________________________________________________________________________________________________________
                Street Address                               City                     State                 ZIP Code

Billing Statement Address_________________________________________________________________________________________________
(if different from above)               Street Address         City                    State                 ZIP Code

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10. SET UP ELECTRONIC PRIVILEGES
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Transactions may be requested via telephone, internet, or other electronic means by the Owner and/or servicing sales representative based on instructions of the Owner.

[ ] I do NOT wish to authorize electronic privileges.

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11. STATEMENT OF UNDERSTANDING
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I have been given a current prospectus that describes the Contract for which I am applying and a current prospectus for each of the funds underlying Investment Options above. I UNDERSTAND THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE INVESTMENT OPTIONS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk unless some of my funds are placed in the Security Benefit Fixed Account.

If my annuity contract qualifies under Section 403(b), I declare that I know:
(1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid.

[ ] Check this box to receive a Statement of Additional Information.

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12. PROVIDE SIGNATURE
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My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

TAX IDENTIFICATION NUMBER CERTIFICATION

INSTRUCTIONS: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); AND (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; AND (3) I am a U.S. Person (including a U.S. Resident Alien).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

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X______________________________________________________________   ________________________________________________________
 Signature of Owner                      Date (mm/dd/yyyy)          Signed at (City/State)

X______________________________________________________________
 Signature of Joint Owner                Date (mm/dd/yyyy)

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REGISTERED REPRESENTATIVE/DEALER INFORMATION
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Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

[ ] No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in Statement above. I have complied with the requirements for disclosure and/or replacement.

[ ] Yes. If Yes, please comment below. (Submit a copy of the Replacement Notice with this application and leave with the applicant a copy of any written material presented to the applicant.)

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Comments: ________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

Print Name of Representative _____________________________________________________________________________________________

X ________________________________________________________________________________________________________________________
  Signature of Representative                                                                            Date (mm/dd/yyyy)

Address __________________________________________________________________________________________________________________
        Street Address                            City                                  State                   ZIP Code

Daytime Phone Number ________________________________________    Email Address ___________________________________________

Representative License I.D. Number _____________________________________________

Print Name of Broker/Dealer ______________________________________________________________________________________________

For Registered Representative's Use Only

Option: [ ] A  [ ] B (default)  [ ] C  [ ] D

Only options Aand B are available if you have selected the 0-year or 4-year Alternate Withdrawal Charge Rider.

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      Mail to: Security Benefit o PO Box 750497 o Topeka, KS 66675-0497 or
                             Fax to: 1-785-368-1772
                   Visit us online at www.securitybenefit.com

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[LOGO] SECURITY BENEFIT SM                          VARIABLE ANNUITY APPLICATION

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STATE FRAUD DISCLOSURES
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Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. This state fraud disclosure applies to all jurisdictions except KS, MN and the states listed below.

AR, DC, KY, ME, NM, OH AND PA ONLY - Any person who, knowingly and with intent to defraud any Insurance Company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

AZ ONLY - Upon written request, the Company will provide additional information regarding the benefits and provisions of this annuity contract to the Owner/Applicant. If for any reason, the Owner/Applicant is not satisfied with this annuity contract, the Owner/Applicant may return the contract within 10 days after the contract is delivered and receive a refund equal to the sum of the difference between the premiums paid, including any contract fees or other charges, and the amounts allocated to any separate accounts under the contract, and the value of the amounts allocated to any separate accounts under the contract on the date the returned contract is received by the Company.

CT ONLY - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud, as determined by a court of competent jurisdiction.

FL ONLY - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

LA ONLY - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime may be subject to fines and confinements in prison.

NJ ONLY - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. OK ONLY - WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

OR ONLY - Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

TX ONLY - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

WA AND VT ONLY - Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

VA ONLY - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

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IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
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To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your identifying documents.

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